Exhibit 10.2

EXECUTION VERSION

MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, NY 10036	PNC BANK, NATIONAL ASSOCIATION PNC CAPITAL MARKETS, LLC 225 Fifth Avenue Pittsburgh, PA 15222	REGIONS BANK 1180 West Peachtree Street NW Suite 1400 Atlanta, GA 30309

BARCLAYS 745 Seventh Avenue New York, New York 10019	CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, NY 10013.	CITIZENS BANK, N.A. 28 State Street Boston, MA 02109

CONFIDENTIAL

July 24, 2017

Cincinnati Bell Inc.

221 East Fourth Street

Cincinnati, OH 45202

Attention: Mr. Christopher Elma – Vice President, Treasury and Tax

Project Yankee and Project Twin

$180,000,000 Senior Secured Revolving Credit Facility

$950,000,000 Senior Secured Term Loan Facilities

Amended and Restated Commitment Letter

Ladies and Gentlemen:

You have advised Morgan Stanley Senior Funding, Inc. (“MSSF”), PNC Bank, National Association (“PNC Bank”), PNC Capital Markets, LLC (“PNC”), Regions Bank (“Regions”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc., on behalf of Citi (as defined below), and Citizens Bank, N.A. (“Citizens” and, together with MSSF, PNC, Regions, Barclays and Citi, collectively, the “Commitment Parties”, “we” or “us”) that you intend to consummate the Transactions (such term and each other capitalized term used but not defined herein having the meanings assigned to them in the Term Sheet (as defined below)).

In connection with the Transactions, each of MSSF, PNC Bank, Regions, Barclays, Citigroup Global Markets Inc., on behalf of Citi, and Citizens is pleased to advise you of its several and not joint commitment to provide (i) $475,000,000, $134,583,333, $112,416,667, $76,000,000, $76,000,000 and $76,000,000 of the principal amount of the Term Loan Facilities, respectively, and (ii) $75,000,000, $29,750,000, $24,850,000, $16,800,000, $16,800,000 and $16,800,000 of the principal amount of the Revolving Credit Facility, respectively (in such capacity, each an “Initial Lender” and, collectively, the “Initial Lenders”), upon the terms and subject solely to the conditions set forth in this amended and restated commitment letter (including the exhibits hereto, this “Commitment Letter”) and in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Senior Facilities Term Sheet” and, together with the Summaries of Additional Conditions Precedent attached hereto as Exhibit B and Exhibit C (collectively, the “Conditions Exhibits”), the “Term Sheet”). This Commitment Letter amends, restates and supersedes in its entirety that certain commitment letter, dated as of July 9, 2017 (the “Original Commitment Letter”), between MSSF and you, and such Original Commitment Letter shall be of no further force or effect.

For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

You hereby appoint each of MSSF, PNC, Regions, Barclays, Citi and Citizens to act, and each of MSSF, PNC, Regions, Barclays, Citi and Citizens hereby agrees to act, as a joint lead arranger and joint bookrunner for the Facilities (in such capacity, each a “Lead Arranger” and, collectively, the “Lead Arrangers”), upon the terms and subject solely to the conditions set forth in this Commitment Letter. You also hereby appoint MSSF to act, and MSSF hereby agrees to act, as sole and exclusive administrative agent and collateral agent for the Facilities, in each case upon the terms and subject solely to the conditions set forth in this Commitment Letter (in such capacity, the “Administrative Agent”). Each of MSSF, PNC, Regions, Barclays, Citi and Citizens, in its respective capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. It is understood and agreed that (a) no additional agents, co-agents, arrangers, co-arrangers, managers, co-managers, bookrunners or co-bookrunners will be appointed and no other titles will be awarded in connection with the Facilities and (b) no compensation (other than as expressly contemplated by the Term Sheet or by the Fee Letter referred to below) will be paid to any Lender to obtain its commitment to the Facilities, in each case unless you and we so agree in writing. It is further agreed that MSSF will have “left” placement on, and will appear on the top left of, any Information Materials (as defined below) and all other offering or marketing materials in respect of the Facilities, and MSSF will perform the roles and responsibilities conventionally understood to be associated with such “left” placement.

The Lead Arrangers reserve the right, prior to or after the execution of definitive documentation for the Facilities (the “Facilities Documentation”), to syndicate all or a portion of its commitments hereunder to one or more financial institutions reasonably satisfactory to you (such acceptance not to be unreasonably withheld or delayed) that will become parties to such definitive documentation pursuant to a syndication to be managed by the Lead Arrangers (the financial institutions becoming parties to such definitive documentation being collectively referred to herein as the “Lenders”); provided, however, that notwithstanding each Lead Arranger’s right to syndicate the Facilities and receive commitments with respect thereto (a) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the applicable Facilities on each Closing Date) in connection with any syndication, assignment or participation of the Facilities, including its commitment in respect thereof, until after the funding of the Facilities on the applicable Closing Date has occurred (or, to the extent funded into escrow prior to the Subsequent Closing Date, the deposit of the proceeds of the Additional Term Loan Facility into escrow), (b) no assignment or novation shall become effective with respect to all or any portion of any Initial Lender’s commitments in respect of (i) the Initial Term Loan Facility and the Revolving Credit Facility until after the funding of the Initial Term Loan Facility on the Initial Closing Date has occurred and (ii) the Additional Term Loan Facility until after the funding of the Additional Term Loan Facility on the Subsequent Closing Date has

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occurred (or, to the extent funded into escrow prior to the Subsequent Closing Date, the deposit of the proceeds of the Additional Term Loan Facility into escrow) and (c) unless you otherwise agree in writing, each Lead Arranger shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, (i) in the case of the Initial Term Loan Facility and the Revolving Credit Facility, until after the funding of the Initial Term Loan Facility on the Initial Closing Date has occurred and (ii) in the case of the Additional Term Loan Facility, until after the funding of the Additional Term Loan Facility on the Subsequent Closing Date has occurred (or, to the extent funded into escrow prior to the Subsequent Closing Date, the deposit of the proceeds of the Additional Term Loan Facility into escrow). You understand that each of the Facilities may be separately syndicated.

The Lead Arrangers may decide to commence syndication efforts promptly, and you agree, until the earlier of (x) the date upon which a Successful Syndication (as defined in the Fee Letter (as defined below)) of the Facilities is achieved and (y) the date that is 45 days after the Subsequent Closing Date (such earlier date, the “Syndication Date”), to actively assist (and, to the extent not in contravention of the applicable Acquisition Agreement, to use your commercially reasonable efforts to cause each of the Acquired Businesses to actively assist) the Lead Arrangers in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit from your and each of the Acquired Business’s existing banking relationships, (b) direct contact during the syndication between your senior management, representatives and advisors and the proposed Lenders (and, to the extent not in contravention of the applicable Acquisition Agreement, using your commercially reasonable efforts to ensure such contact between senior management of each of the Acquired Businesses and the proposed Lenders), (c) your assistance (and, to the extent not in contravention of the applicable Acquisition Agreement, using commercially reasonable efforts to cause each of the Acquired Businesses to assist) in the preparation of a Confidential Information Memorandum for the Facilities and other customary marketing materials to be used in connection with the syndication (collectively, the “Information Materials”), (d) the hosting, with the Lead Arrangers, of one or more meetings of or telephone conference calls with prospective Lenders at times and locations to be mutually agreed upon (and, to the extent not in contravention of the applicable Acquisition Agreement, using your commercially reasonable efforts to cause the officers of each of the Acquired Businesses to be available for such meetings), (e) your using commercially reasonable efforts to procure, at your expense, ratings for the Facilities from each of Standard & Poor’s Financial Services LLC (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”), and an updated public

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corporate credit rating and a public corporate family rating (but not any specific rating or ratings) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively, prior to the commencement of the general syndication of the Facilities and (f) ensuring and, with respect to the Acquired Businesses, your using commercially reasonable efforts to ensure, that prior to the Syndication Date, there being no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities of you or your subsidiaries or the Acquired Businesses and their subsidiaries being issued, offered, placed or arranged (other than the Facilities) without the consent of the Lead Arrangers if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Facilities (it being understood and agreed that your and your subsidiaries’ and the Acquired Businesses’ and their subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities, borrowings under existing revolving credit facilities (as in effect on July 9, 2017 (the “Signing Date”)), indebtedness of the Acquired Businesses permitted to be incurred under the applicable Acquisition Agreement and ordinary course capital lease, purchase money and equipment financings will be deemed not to materially impair the primary syndication of the Facilities). Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letter (as defined below) or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, none of the compliance with the foregoing provisions of this paragraph, any syndication of the Facilities or the obtaining of the ratings referenced above shall constitute a condition to the commitments hereunder or the funding of the Facilities on each Closing Date.

It is understood and agreed (and in all cases subject to the provisions set forth in this Commitment Letter) that the Lead Arrangers will, in consultation with you, manage all aspects of the syndication, including but not limited to selection of Lenders (which Lenders shall be reasonably satisfactory to you (such consent not to be unreasonably withheld or delayed)), the determination of when the Lead Arrangers will approach potential Lenders and the time of acceptance of the Lenders’ commitments and the final allocations of the commitments among the Lenders. In acting as joint lead arrangers and joint bookrunners, the Lead Arrangers will have no responsibility other than to arrange the syndication as set forth herein and shall in no event be subject to any fiduciary or other implied duties. To assist the Lead Arrangers in their syndication efforts, you agree to use commercially reasonable efforts to promptly prepare and provide to the Lead Arrangers (and, to the extent not in contravention of the applicable Acquisition Agreement, use commercially reasonable efforts to cause each of the Acquired Businesses to prepare and provide) all information with respect to you, the Acquired Businesses and your and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including the historical financial information required to be provided pursuant to paragraphs 5 and 6 of Exhibit B hereto and customary projections delivered to us by you (the “Projections”) as the Lead Arrangers may reasonably request in connection with the structuring, arrangement and syndication of the Facilities. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Lead Arrangers as a condition to the effectiveness of the Credit Agreement and the funding of the Facilities on each applicable Closing Date shall be those required pursuant to paragraphs 5 (with respect to the Yankee

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Acquisition) and 6 (with respect to the Twin Acquisition) of Exhibit B hereto. At the request of the Lead Arrangers, you agree to assist the Lead Arrangers in preparing an additional version of the Information Materials (the “Public Side Version”) to be used by prospective Lenders’ public-side employees and representatives (“Public-Siders”) who do not wish to receive material non-public information (within the meaning of the United States Federal or State securities laws) with respect to you, the Acquired Businesses, your and their respective affiliates and any of your or their respective securities (such material non-public information, “MNPI”) and who may be engaged in investment and other market-related activities with respect to your, the Acquired Businesses’ or your and their respective affiliates’ securities or loans. Before distribution of any Information Materials, (a) you agree to execute and deliver to the Lead Arrangers (i) a customary letter in which you authorize distribution of the Information Materials to a prospective Lender’s employees willing to receive MNPI (“Private-Siders”) and (ii) a separate customary letter in which you authorize distribution of the Public Side Version to Public-Siders and represent that no MNPI is contained therein and (b) you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to Public-Siders as not containing MNPI, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and you agree that, by marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Initial Lenders, the Lead Arrangers and the prospective Lenders to treat such Information Materials as not containing MNPI (it being understood that you shall not be under any obligation to mark the Information Materials as “PUBLIC”)). You acknowledge that the Lead Arrangers will make available the Information Materials on a confidential basis to the proposed syndicate of Lenders by posting such information on Intralinks, Debt X or SyndTrack Online or by similar electronic means. You agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents may be distributed to both Private-Siders and Public-Siders, unless you advise the Lead Arrangers in writing within a reasonable time after receipt of such materials for review that such materials should only be distributed to Private-Siders (provided that such materials have been provided to you and your counsel for review within a reasonable period of time prior thereto): (1) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (2) the Term Sheet and notification of changes in the Facilities’ terms and conditions and (3) drafts and final versions of the Facilities Documentation. If you so advise the Lead Arrangers that any of the foregoing should be distributed only to Private-Siders, then Public-Siders will not receive such materials without further discussions with you.

You hereby represent and warrant (with respect to any information or data relating to either of the Acquired Businesses prior to the applicable Closing Date solely to your knowledge) that (a) all written information other than the Projections and other forward-looking information and other than information of a general economic or industry specific nature (such information and data, the “Information”) that has been or will be made available to the Initial Lenders or the Lead Arrangers by or on behalf of you or your subsidiaries, or any of your representatives or affiliates, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact

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necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates provided thereto from time to time) and (b) the Projections that have been or will be made available to the Initial Lenders or the Lead Arrangers by or on behalf of you or your subsidiaries, or any of your representatives or affiliates, have been and will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time such Projections are furnished to us (it being understood that (i) the Projections are as to future events and are not to be viewed as facts, (ii) the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) no assurance can be given that any particular Projections will be realized and (iv) actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material). You agree that if at any time from and including the Signing Date until the later of the Initial Closing Date and the Syndication Date you become aware that the representation and warranty in the immediately preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will (or with respect to Information and Projections relating to the Acquired Businesses, use commercially reasonable efforts to) promptly supplement the Information and the Projections so that such representation and warranty would be correct in all material respects under those circumstances. In arranging the Facilities, including the syndication of the Facilities, the Lead Arrangers (A) will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and (B) do not assume responsibility for the accuracy or completeness of the Information or the Projections.

As consideration for the Initial Lenders’ commitments hereunder and the Lead Arrangers’ agreements to structure, arrange and syndicate the Facilities, you agree to pay to the Initial Lenders and the Lead Arrangers the fees as set forth in the Term Sheet and the Amended and Restated Arranger Fee Letter dated the date hereof and delivered herewith with respect to the Facilities (the “Fee Letter”). Once paid, except as expressly provided in the Fee Letter, such fees shall not be refundable under any circumstances, except as expressly set forth therein or as otherwise separately agreed to in writing by you and us.

The several commitments of the Initial Lenders hereunder to fund the applicable Facilities on each of the Closing Dates and the agreements of the Lead Arrangers to perform the services described herein are subject solely to the express conditions set forth under the headings “Conditions Precedent to the Initial Closing Date”, “Conditions Precedent to the Subsequent Closing Date” and “Conditions Precedent to All Borrowings” in the Senior Facilities Term Sheet and the conditions set forth in the Conditions Exhibits, and upon satisfaction (or waiver by the Initial Lenders) of such conditions, the initial funding of the applicable Facilities shall occur, it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

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Notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to the availability of the Facilities shall be (i) on the Yankee Closing Date, the representations and warranties made by the Yankee Seller or the Yankee Business with respect to the Yankee Business in the Yankee Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have (or an affiliate of yours has) the right to terminate your (or its) obligations under the Yankee Merger Agreement or decline to consummate the Yankee Acquisition as a result of a breach of such representations and warranties in the Yankee Merger Agreement (the “Specified Yankee Representations”), (ii) on the Twin Closing Date, the representations and warranties made by the Twin Business with respect to the Twin Business in the Twin Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have (or an affiliate of yours has) the right to terminate your (or its) obligations under the Twin Merger Agreement or decline to consummate the Twin Acquisition as a result of a breach of such representations and warranties in the Twin Merger Agreement (the “Specified Twin Representations” and, together with the Specified Yankee Representations, the “Specified Acquisition Agreement Representations”) and (iii) on each Closing Date, the Specified Representations (as defined below) in the Facilities Documentation and (b) the terms of the Facilities Documentation shall be in a form such that they do not impair the availability or funding of the applicable Facilities on each Closing Date if the conditions described in the immediately preceding paragraph are satisfied or waived by the Initial Lenders (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the applicable Closing Date (other than the creation of and perfection (including by delivery of stock or other equity certificates, if any) of security interests (i) in the equity interests in any of your material domestic subsidiaries (to the extent constituting Collateral under the Senior Facilities Term Sheet and other than in respect of the Acquired Businesses or their subsidiaries, which shall be delivered to the extent made available by the Yankee Business or the Twin Business on the applicable Closing Date) and (ii) in other assets located in the United States with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on either Closing Date, but instead shall be required to be provided or delivered after the Initial Closing Date and/or the Subsequent Closing Date, as applicable, pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably). For purposes hereof, “Specified Representations” means the representations and warranties relating to the Borrower and the Guarantors set forth in the Facilities Documentation relating to organization and powers; authorization, due execution and delivery and enforceability, in each case, relating to the entering into and performance of the Facilities Documentation; no conflicts between the Facilities Documentation and your organizational documents immediately after giving effect to the Transactions; OFAC, FCPA, Patriot Act and other anti-money laundering laws; solvency as of the applicable Closing Date (after giving effect to the Transactions contemplated to

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take place on such Closing Date) of you and your applicable subsidiaries on a consolidated basis; the Investment Company Act of 1940; Federal Reserve margin regulations; and subject to the parenthetical statement in the immediately preceding sentence, creation, perfection and priority of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.

By executing this Commitment Letter, you agree (a) to indemnify and hold harmless each of the Lead Arrangers, their respective affiliates and each of their respective Related Parties (as defined below) (each, an “indemnified person”) from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter (as defined in the Fee Letter), the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether any such indemnified person is a party thereto or whether a Proceeding is initiated by or on behalf of a third party or you or any of your affiliates, and to reimburse each such indemnified person upon written demand for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all such indemnified persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such indemnified persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected indemnified person) and other reasonable and documented out-of-pocket fees and expenses, in each case incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they (i) are found (as determined in a final and non-appealable judgment of a court of competent jurisdiction) to have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person, (ii) result from a claim brought by you or any of your subsidiaries against such indemnified person for material breach of such indemnified person’s obligations hereunder if you or such subsidiary has obtained a final and non-appealable judgment in your or its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a proceeding that does not involve an act or omission by you or any of your affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and that is brought by an indemnified person against any other indemnified person (other than claims against any arranger, bookrunner or agent in its capacity or in fulfilling its roles as an arranger, bookrunner or agent hereunder or any similar role with respect to the Facilities) and (b) if the Initial Closing Date occurs, to reimburse each Lead Arranger upon presentation of a summary statement for all reasonable and documented out-of-pocket expenses (including but not limited to the expenses of each Lead Arranger’s due diligence investigation, consultants’

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fees and expenses, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel (such charges and disbursements limited to one firm of counsel for all the Lead Arrangers, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction for all the Lead Arrangers, taken as a whole)) incurred in connection with the Facilities and the preparation of this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the Facilities Documentation and any security arrangements in connection therewith. You shall not be liable for any settlement of any Proceeding effected without your consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, penalties, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this paragraph. Notwithstanding any other provision of this Commitment Letter, (1) no indemnified person shall be liable for any damages directly or indirectly arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (except to the extent that any such damages have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person (as determined by a court of competent jurisdiction in a final non-appealable judgment)) and (2) none of the indemnified persons, you or the Acquired Businesses or your or their respective subsidiaries or affiliates shall be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) in connection with the Facilities or the Transactions; provided that nothing contained in this paragraph shall limit your indemnity and reimbursement obligations to the extent set forth in this paragraph. For purposes hereof, “Related Parties” means, with respect to any person, the directors, officers, employees, agents, representatives and controlling persons of such person. The foregoing provisions in this paragraph shall be superseded, in each case, to the extent covered thereby by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect.

You acknowledge that the Lead Arrangers and their respective affiliates may be providing debt financing, equity capital or other services (including but not limited to financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of the Lead Arrangers or any of their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by the Lead Arrangers or any of their affiliates of services for other persons, and none of the Lead Arrangers or any of their affiliates will furnish any such information to other companies. You also acknowledge that none of the Lead Arrangers or any of their affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Acquired Businesses or your or their respective subsidiaries or representatives, confidential information obtained by the Lead Arrangers or any of their affiliates from any other company or person.

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You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you, on the one hand, and the Lead Arrangers, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter and the Term Sheet, irrespective of whether any Lead Arranger has either advised or is advising you on other matters, (b) the Lead Arrangers, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Lead Arrangers, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and the Term Sheet, (d) you have been advised that the Lead Arrangers are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Lead Arrangers do not have an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, (e) the Lead Arrangers are not advising you as to any legal, regulatory, tax, accounting or investment matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby) and that you shall consult your own advisors with respect to such matters to the extent you deem appropriate in connection with the transactions contemplated hereby and (f) you waive, to the fullest extent permitted by law, any claims you may have against the Lead Arrangers for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Transactions and agree that the Lead Arrangers shall not have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that each Lead Arranger is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Lead Arrangers may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans) and other obligations of, you, the Acquired Businesses and other companies with which you or the Acquired Businesses may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Lead Arrangers or any of their customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto, and such party’s obligations hereunder may not be delegated, without the prior written consent of the Lead Arrangers (in the case of any such assignment or delegation by the Borrower) or the Borrower (in the case of any such assignment or delegation by any Commitment Party), and any attempted assignment without such consent shall be null and void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Lead Arrangers and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart

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of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter, the Term Sheet, the Fee Letter, supersede all prior understandings (including the Original Commitment Letter and the Original Fee Letter), whether written or oral, between us with respect to the Facilities. This Commitment Letter is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons to the extent expressly provided for herein. THIS COMMITMENT LETTER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in each Conditions Exhibit) (and whether or not a Company Material Adverse Effect with respect to either Acquired Business has occurred), (b) the accuracy of any Specified Acquisition Agreement Representation and whether as a result of any inaccuracy thereof you or your affiliates have the right (without regard to any notice requirement) to terminate your obligations (or to refuse to consummate the applicable Acquisition) under the applicable Acquisition Agreement and (c) whether either Acquisition has been consummated in accordance with the terms of the applicable Acquisition Agreement, in each case, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Lead Arranger may perform the duties and activities described hereunder through any of their respective affiliates and the provisions of the fourth preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities.

Subject to the last sentence of this paragraph, each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any of their respective affiliates or any of their respective officers, directors, employees, agents and controlling persons in any way relating to the Transactions, this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the performance of services hereunder or thereunder, in any forum other than any New York State or Federal court sitting in the Borough of Manhattan in the City of New York or any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding brought in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such action, litigation

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or proceeding brought in any such court and any claim that any such action, litigation or proceeding has been brought in any inconvenient forum. Each party hereto hereby agrees that a final judgment in any such action, litigation or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE TERM SHEET, THE FEE LETTER, THE ORIGINAL COMMITMENT LETTER, THE ORIGINAL FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COMMITMENT LETTER AND THE FEE LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter and the Term Sheet and as promptly as reasonably practicable, it being acknowledged and agreed that the commitment provided hereunder is subject to conditions precedent as provided herein.

You agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter, the contents of any of the foregoing or the activities of any Lead Arranger pursuant hereto or thereto to any person without the prior approval of the Lead Arrangers, except that you may disclose (a) this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter and the contents hereof and thereof (i) to the Acquired Businesses and your and the Acquired Businesses’ directors, officers, employees, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis (provided that any disclosure of the Fee Letter or the Original Fee Letter or the terms or substance thereof to either of the Acquired Businesses or their respective directors, officers, employees, attorneys, accountants and advisors shall be redacted in a manner reasonably satisfactory to the Lead Arrangers), (ii) pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case you shall promptly notify us, in advance, to the extent lawfully permitted to do so),

12

(iii) in connection with the exercise of remedies to the extent relating to this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter or the Original Fee Letter and (iv) to the extent this Commitment Letter, the Term Sheet, the Fee Letter, the Original Commitment Letter, the Original Fee Letter or the contents hereof and thereof become publicly available other than by reason of disclosure by you in breach of this Commitment Letter, (b) this Commitment Letter, the Term Sheet and the contents hereof and thereof (but not the Fee Letter or the contents thereof) (i) to S&P and Moody’s in connection with the Transactions and on a confidential and need-to-know basis and (ii) in any syndication or other marketing materials in connection with the Facilities (including the Information Materials) or, to the extent required by law, in connection with any public filing, (c) the aggregate fee amounts contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts in connection with the Transactions in marketing materials for the Facilities or, to the extent required by applicable law, in any public filing and (d) generally the existence and amount of commitments hereunder and the identity of any Lead Arranger.

Each Commitment Party shall use all non-public information received by it in connection with the Facilities and the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter, the Term Sheet and the Fee Letter and shall treat confidentially all such information; provided, however, that nothing herein shall prevent such Commitment Party from disclosing any such information (a) to ratings agencies on a confidential basis and in consultation with you, (b) to any Lenders or participants or prospective Lenders or prospective participants, (c) pursuant to the order of any court or administrative agency or in any legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case, such Commitment Party shall promptly notify you, in advance, to the extent lawfully permitted to do so), (d) upon the request or demand of any regulatory authority having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party shall, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (e) to the Related Parties of such Commitment Party who are informed of the confidential nature of such information and are or have been advised of their obligation to keep all such information confidential or are otherwise under a professional or employment duty of confidentiality, and such Commitment Party shall be responsible for each such person’s compliance with this paragraph, (f) to any of its affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and such Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the Transactions, (g) to the extent any such information becomes publicly available other than by reason of disclosure by such Commitment Party, its affiliates or any of their respective Related Parties in breach of this Commitment Letter, (h) to the extent such information is received by such Commitment Party from a third party that is not, to such Commitment Party’s knowledge, subject to a confidentiality obligation to you with respect to such information and (i) in connection with the exercise of remedies to the extent relating to this Commitment Letter, the Term Sheet or the Fee Letter; provided that

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the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on the terms set forth in this paragraph or as is otherwise reasonably acceptable to you) in accordance with the standard syndication processes of the Lead Arrangers or customary market standards for dissemination of such type of information. The obligations of the Commitment Parties under this paragraph shall automatically terminate and be superseded by the confidentiality provisions of the Facilities Documentation upon the initial funding thereunder; provided that if not previously terminated, the provisions of this paragraph shall automatically terminate two years following the date of this Commitment Letter.

The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001), as subsequently amended and reauthorized) (the “Patriot Act”), each of the Commitment Parties and each of the Lenders may be required to obtain, verify and record information that identifies you, which information may include your name and address, the name and address of each of the Guarantors and other information that will allow each of the Commitment Parties and each of the Lenders to identify you and each of the Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each of the Commitment Parties and each of the Lenders.

In the event that (a) the Subsequent Closing Date does not occur on or before October 9, 2018 (or, if the End Date (as defined in the Twin Merger Agreement) is extended pursuant to Section 8.01(b) of the Twin Merger Agreement, January 9, 2019) (the “Outside Date”), (b) both of the Acquisition Agreements are terminated in accordance with the respective terms thereof without the closing of the Acquisitions and the funding of the Facilities or (c) the closing of each of the Acquisitions occurs without the use of the Facilities, then this Commitment Letter and the commitments hereunder shall automatically terminate unless the Commitment Parties shall, in their sole discretion, agree to an extension. Notwithstanding anything herein or in the Term Sheet to the contrary, the commitments and agreements of the Lead Arrangers and the Initial Lenders hereunder are not conditioned on (a) the consummation of the Yankee Acquisition (with respect to the Twin Acquisition) or the Twin Acquisition (with respect to the Yankee Acquisition), (b) the consummation of the Yankee Acquisition occurring prior to the consummation of the Twin Acquisition or (c) the consummation of the Twin Acquisition occurring prior to the consummation of the Yankee Acquisition. In the event that the Yankee Merger Agreement is terminated in accordance with its terms or the Yankee Acquisition is not consummated on or prior to January 5, 2018, the commitments of the Initial Lenders hereunder shall be automatically reduced by $200 million without any further action by any of the parties hereto. It is understood and agreed that, in the event the Acquisition Agreement with respect to either the Yankee Acquisition or the Twin Acquisition is terminated prior to the consummation thereof, each general reference to the “Acquired Businesses” or an “Acquired Business” in this Commitment Letter will be deemed to apply only to the Acquired Business of the Acquisition in respect of which

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the applicable Acquisition Agreement has not been terminated. The syndication, compensation, reimbursement, indemnification, jurisdiction, governing law, waiver of jury trial, no fiduciary relationship and, except as expressly set forth above, confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder. You may terminate this Commitment Letter and/or the Initial Lenders’ commitments with respect to the Facilities (or a portion thereof) at any time subject to the provisions of the immediately preceding sentence.

[The remainder of this page intentionally left blank]

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC. By
/s/ Reagan Philipp
Name: Reagan Philipp Title: Authorized Signatory

[Signature Page to Amended and Restated Commitment Letter]

PNC BANK, NATIONAL ASSOCIATION By
/s/ Jeffrey Fisher
Name: Jeffrey Fisher Title: Senior Vice President

PNC CAPITAL MARKETS, LLC By
/s/ Brian Prettyman
Name: Brian Prettyman Title: Managing Director

[Signature Page to Amended and Restated Commitment Letter]

REGIONS BANK By
/s/ James L. McGovern
Name: James L. McGovern Title: Managing Director

[Signature Page to Amended and Restated Commitment Letter]

BARCLAYS BANK PLC By
/s/ Robert Chen
Name: Robert Chen Title: Managing Director

[Signature Page to Amended and Restated Commitment Letter]

CITIGROUP GLOBAL MARKETS INC. By
/s/ Scott Slavik
Name: Scott Slavik Title: Director

[Signature Page to Amended and Restated Commitment Letter]

CITIZENS BANK, N.A. By
/s/ Andy Zayas
Name: Andy Zayas Title: Vice President

[Signature Page to Amended and Restated Commitment Letter]

Accepted and agreed to as of

the date first above written:

CINCINNATI BELL INC.

By	/s/ Christopher C. Elma
	Name:	Christopher C. Elma
	Title:	Vice President Treasury & Tax

[Signature Page to Amended and Restated Commitment Letter]

EXHIBIT A

CONFIDENTIAL

July 24, 2017

Project Yankee and Project Twin

$180,000,000 Senior Secured Revolving Credit Facility

$950,000,000 Senior Secured Term Loan Facilities

Summary of Principal Terms and Conditions1

Borrower:	The borrower under the Facilities (as defined below) will be Cincinnati Bell Inc., an Ohio corporation (the “Borrower”).

Transactions:

The Borrower intends to acquire, directly or indirectly, (a) all of the outstanding shares of the entity previously identified to the Lead Arrangers as “Yankee” (the “Yankee Business”) pursuant to an Agreement and Plan of Merger (together with the schedules and exhibits thereto, the “Yankee Merger Agreement”) dated as of July 9, 2017, among the Borrower, Yankee Acquisition LLC, MLN Holder Rep LLC, solely in its capacity as representative, and the Yankee Business for cash consideration (the “Yankee Consideration”) in an aggregate amount as provided in the Yankee Merger Agreement (the “Yankee Acquisition”) and (b) all of the outstanding shares of the entity previously identified to the Lead Arrangers as “Twin” (the “Twin Business” and, together with the Yankee Business, the “Acquired Businesses”) pursuant to an Agreement and Plan of Merger (together with the schedules and exhibits thereto, the “Twin Merger Agreement” and, together with the Yankee Merger Agreement, the “Acquisition Agreements”) dated as of July 9, 2017, among the Borrower, Twin Acquisition Corp. and the Twin Business for a combination of common stock of the Borrower (the “Twin Equity Consideration”) and cash consideration (such cash consideration, the “Twin Cash Consideration”) in the manner provided for in the Twin Merger Agreement (the “Twin Acquisition” and, together with the Yankee Acquisition, the “Acquisitions”).

The date on which the Yankee Acquisition is consummated is hereinafter referred to as the “Yankee Closing Date” and the date on which the Twin Acquisition

[1]

Capitalized terms used herein but not otherwise defined have the meanings assigned thereto in the Amended and Restated Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”), including the other exhibits thereto.

is consummated is hereinafter referred to as the “Twin Closing Date”. Each of the Yankee Closing Date and the Twin Closing Date is hereinafter referred to as a “Closing Date”. The first to occur of the Yankee Closing Date and the Twin Closing Date is hereinafter referred to as the “Initial Closing Date” and the second such date to occur is hereinafter referred to as the “Subsequent Closing Date”.

In connection with the Acquisitions, (a) on the Initial Closing Date, the Borrower will obtain the senior secured credit facilities (the “Facilities”) described below under the heading “Facilities”, (b) on the Initial Closing Date, all indebtedness outstanding under the Credit Agreement, dated as of November 20, 2012 (as amended and restated as of May 11, 2016, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, as guarantors, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, will be repaid in full, and all commitments, obligations, guarantees and security interests in respect thereof will be terminated (the “Company Indebtedness Refinancing”), (c) on the Twin Closing Date, all indebtedness outstanding under the Credit Agreement, dated as of February 24, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Twin Credit Agreement”), among the Twin Business, the guarantors from time to time party thereto, the lenders from time to time party thereto and CoBank, ACB, as administrative agent, will be repaid in full, and all commitments, obligations, guarantees and security interests in respect thereof will be terminated (the “Twin Indebtedness Refinancing” and, together with the Company Indebtedness Refinancing, the “Existing Indebtedness Refinancing”) and (d) on each Closing Date, fees and expenses incurred in connection with the Transactions (the “Transaction Costs”) will be paid. The transactions described in clauses (a) through (d) of this paragraph, together with the Acquisitions, are collectively referred to herein as the “Transactions”.

Administrative Agent:

Morgan Stanley Senior Funding, Inc. (“MSSF”) will act as sole and exclusive administrative agent and collateral agent for the Facilities (in such capacities, the “Administrative Agent”) for a syndicate of financial institutions (the “Lenders”) and will perform the duties customarily performed by persons acting in such capacities.

Lead Arrangers and Joint Bookrunners:

MSSF, PNC, Regions, Barclays, Citi and Citizens will act as joint lead arrangers and joint bookrunners for the Facilities (each in such capacity, a “Lead Arranger”) and will manage the syndication of the Facilities.

Syndication Agent:	One or more financial institutions selected by the Borrower will act as syndication agent for the Facilities.

Documentation Agent:	One or more financial institutions selected by the Borrower will act as documentation agent for the Facilities.

Facilities:	(a)

A senior secured term loan facility in an aggregate principal amount equal to (x) if the Initial Closing Date is the Yankee Closing Date, $450,000,000 or (y) if the Initial Closing Date is the Twin Closing Date, $750,000,000 (the “Initial Term Loan Facility”).

(b)

A senior secured term loan facility in an aggregate principal amount equal to (x) $950,000,000 less (y) the aggregate principal amount of the Initial Term Loan Facility (the “Additional Term Loan Facility” and, together with the Initial Term Loan Facility, the “Term Loan Facilities”). The Additional Term Loan Facility is intended to be fungible with the Initial Term Loan Facility upon the Subsequent Closing Date.

(c)

A senior secured revolving credit facility with aggregate commitments in an amount equal to $180,000,000 (the “Revolving Credit Facility”). Up to an amount equal to $30,000,000 of the Revolving Credit Facility will be available for the issuance of letters of credit.

In connection with the Revolving Credit Facility, MSSF, in its capacity as the maker of swingline loans (in such capacity, the “Swingline Lender”), will make available to the Borrower a swingline facility in an amount equal to $25,000,000 under which the Borrower may make same-day short-term borrowings. Any such swingline loans will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis, except for purposes of calculating the commitment fee described in Annex I hereto. Each Lender under the Revolving Credit Facility will, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Incremental Facility:

The Facilities Documentation will permit the Borrower (pursuant to procedures to be mutually agreed upon and set forth in the credit agreement with respect to the Facilities (the “Credit Agreement”)) to add one or more incremental term loan facilities to the Facilities (each, an “Incremental Term Loan Facility”) and/or increase the commitments under the Revolving Credit Facility (each such increase, a “Revolving Credit Facility Increase” and, together with the Incremental Term Loan Facilities, the “Incremental Facilities”) in an aggregate principal amount not to exceed for all such increases and incremental facilities the sum of (x) an aggregate amount equal to (I) $200,000,000 plus (II) in the case of any Incremental Facility incurred to finance a Permitted Acquisition or other investment, an additional $150,000,000; (y) an amount of Incremental Facilities such that, after giving effect to the incurrence of any such Incremental Facility pursuant to this clause (y) and the application of proceeds therefrom (and after giving effect to any acquisition consummated concurrently therewith and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustment events, including any debt incurrence or retirement subsequent to the end of the applicable Test Period and on or prior to the date of such incurrence, all to be further defined in the Credit Agreement), on a pro forma basis (but excluding the cash proceeds of such incurrence and assuming, in the case of any Revolving Credit Facility Increase, that the commitments in respect thereof are fully drawn) the Secured Net Leverage Ratio (as defined below) would not exceed the Secured Net Leverage Ratio as of the Subsequent Closing Date; and (z) an amount equal to all voluntary prepayments of the Term Loan Facilities (to the extent not financed with long term indebtedness) and voluntary permanent commitment reductions under the Revolving Credit Facility prior to the date of any such incurrence and any pari passu Incremental Term Loan Facility originally incurred under clause (x) above (it being understood that (I) the Borrower shall be deemed to have used amounts under clause (y), if available at the time of determination, prior to utilization of amounts under clause (x) or (z) and (II) loans may be incurred under clause (y) and one or both of clauses (x) and (z), and proceeds from any such incurrence under such multiple clauses may be utilized in a single transaction by first calculating the incurrence under clause (y) above and then calculating the incurrence under clause (x) and/or (z), as applicable, and, for the avoidance of doubt, any such incurrence under clause (x) or (z) above shall not be given pro forma effect for purposes of determining the Secured Net Leverage Ratio or the Total Net Leverage Ratio for purposes of effectuating the incurrence under clause (y) in such single transaction); provided that (a) no default or event of default exists or would exist after giving effect to such Incremental Facility (or if agreed by the lenders providing such Incremental Facility in connection with any acquisition or investment permitted under the Credit Agreement, no payment or bankruptcy event of default), (b) the representations and warranties (or to the extent the proceeds of any Incremental Facility are being used to finance a Limited Condition Transaction that is an acquisition, only the Specified Representations and the representations and warranties made by the acquired business with respect to the acquired business in the final acquisition documentation as are material to the interests of the Lenders, but only to the extent that the Borrower has (or an affiliate of the Borrower has) the right to terminate its obligations under such agreement or decline to consummate the acquisition) shall be true and correct in all material respects (without duplication of materiality), (c) all fees and expenses owing in respect of such Incremental Facility to the Administrative Agent have been paid and (d) no Lender shall be required to participate in any such Incremental Facility; provided further that the loans under any Incremental Term Loan Facility (i) will rank pari passu in right of payment and security with the other Facilities, (ii) will not be guaranteed by any subsidiaries of the Borrower other than the Guarantors, (iii) will mature no earlier than the final maturity of the Term Loan Facilities and (iv) will have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of the Term Loan Facilities (determined without giving effect to any prepayments). If the “yield” (which, for this purpose, shall be deemed to include (x) all upfront or similar fees or original issue discount payable to the lenders in respect of such Incremental Term Loan Facility in the initial primary syndication thereof, but not any arrangement, structuring, commitment or other fees payable in connection therewith that are not shared with all lenders providing such Incremental Term Facility, with original issue discount and upfront or similar fees equated to interest based on an assumed four-year life to maturity (or, in respect of any Incremental Term Loan Facility, if shorter, the actual life to maturity of such Incremental Term Loan Facility) and (y) any pricing “floor” applicable to such Incremental Term Loan Facility) applicable to any Incremental Term Loan Facility that is incurred within 12 months after the Initial Closing Date (the “MFN Period”) exceeds the “yield” applicable to the Term Loan Facilities by more than 0.50%, then the interest rate spread applicable to the Term Loan Facilities shall be increased so that the “yield” on the Term Loan Facilities is equal to the “yield” applicable to such Incremental Term Loan Facility less 0.50%. Any Incremental Term Loan Facility will have terms as shall be agreed to between the Borrower and the Lenders providing such Incremental Term Loan Facility; provided that any Incremental Term Loan Facility (x) shall have covenants no more restrictive than those under the Term Loan Facilities (except for covenants or other provisions that are (A) applicable only to periods after the final maturity date of the Term Loan Facilities or (B) made applicable to the existing Term Loan Facilities) (it being understood that, to the extent any financial maintenance covenant is added for the benefit of any such Incremental Term Loan Facility, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender to the extent that such financial maintenance covenant is also added for the benefit of the existing Term Loan Facilities) and (y) may be provided the right to ratable or less than ratable (with the Term Loan Facilities and any other Incremental Term Loan Facility) prepayment in connection with any voluntary or mandatory prepayment.

The Borrower will be permitted to utilize the above available incremental credit capacity in the form of (in addition to Incremental Term Loan Facilities and Revolving Credit Facility Increases) senior unsecured notes or loans or senior secured notes or loans that are secured by the Collateral, in the case of notes, on a pari passu or junior basis or, in the case of loans, a junior basis (“Incremental Equivalent Indebtedness”); provided that, in addition to the requirements with respect to the amount, incurrence and maturity of any such incremental credit extensions set forth above, (a) if such Incremental Equivalent Indebtedness is secured, (i) such indebtedness shall not be secured by any assets or property other than the Collateral and (ii) all security therefor shall be granted pursuant to documentation substantially similar to the applicable collateral documents, and the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to a first lien intercreditor agreement or a junior lien intercreditor agreement, in each case containing customary intercreditor terms, (b) such Incremental Equivalent Indebtedness is not guaranteed by any subsidiaries of the Borrower other than the Guarantors, (c) any Incremental Equivalent Indebtedness does not mature on or prior to the then applicable maturity date of, or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of, the Term Loan Facilities (determined without giving effect to any prepayments) and (d) the other terms and conditions of such Incremental Equivalent Indebtedness (excluding pricing) are no more favorable to the investors providing such Incremental Equivalent Indebtedness than those applicable to the Term Loan Facilities (except for covenants or other provisions that are (x) applicable only to periods after the latest final maturity date of the Term Loan Facilities existing under the Credit Agreement at the time of incurrence of such Incremental Equivalent Indebtedness or (y) made applicable to the existing Term Loan Facilities (it being understood that, to the extent any financial maintenance covenant is added for the benefit of any such Incremental Equivalent Indebtedness, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender to the extent that such financial maintenance covenant is also added for the benefit of the existing Term Loan Facilities)).

Limited Condition Transactions:

For purposes of determining compliance on a pro forma basis with any Secured Net Leverage Ratio or Total Net Leverage Ratio, the amount or availability of the Available Amount Basket or any other basket based on any financial ratio, or whether a default or event of default has occurred and is continuing, in each case in connection with the consummation of an acquisition, investment or redemption of indebtedness that the Borrower or one or more of its subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such transaction, a “Limited Condition Transaction”), the date of determination shall, at the election of the Borrower, be the time the definitive agreements or irrevocable notice for such Limited Condition Transaction are entered into (the “LCT Test Date”) after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) as if they occurred at the beginning the applicable Test Period (as defined below).

For the avoidance of doubt, if any of such ratios or amounts are exceeded as a result of fluctuations in such ratio or amount at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower makes such election, then (x) in connection with any calculation of any ratio, test or basket availability with respect to any transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under the Facilities, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming that such Limited condition Transaction and any other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated and (y) such ratio, test or basket availability shall not be tested at the time of consummation of such Limited Condition Transaction.

Refinancing Term Loans and Revolving Credit Commitments:

With the consent of the Borrower, the Administrative Agent and the lenders providing the refinancing term loans or refinancing revolving credit commitments, one or more tranches of term loans or any revolving credit commitments can be refinanced from time to time, in whole or part, with one or more new tranches of term loans, senior secured notes (which may rank pari passu or junior in right of security to the Term Loan Facilities) or senior unsecured notes (“Refinancing Debt”) or new revolving credit commitments (“Refinancing Commitments”), respectively, under the Credit

Agreement; provided that (i) any Refinancing Debt does not mature prior to the maturity date of, or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of, the term loans being refinanced (without giving effect to any prepayments thereof), (ii) any Refinancing Commitments do not mature prior to the maturity date of the revolving credit commitments being refinanced and (iii) the other terms and conditions of such Refinancing Debt or Refinancing Commitments (excluding pricing and optional prepayment terms) are no more favorable to the lenders or investors, as the case may be, providing such Refinancing Debt or Refinancing Commitments, as applicable, than those applicable to the term loans or revolving credit commitments being refinanced (except for covenants or other provisions that are (A) made applicable to the Facilities (it being understood that, to the extent any financial maintenance covenant is added for the benefit of any such Refinancing Debt or Refinancing Commitments, as applicable, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender to the extent that such financial maintenance covenant is also added for the benefit of the existing Facilities) or (B) applicable only to periods after either (1) the latest final maturity date of the Term Loan Facilities and revolving credit commitments existing under the Credit Agreement at the time of such refinancing or (2) the Borrower and all Guarantors have been released from all obligations with respect to such Refinancing Debt and/or Refinancing Commitments and such Refinancing Debt and/or Refinancing Commitments have been assumed in full by a new borrower or borrowers as agreed by the applicable Lenders at the time of the incurrence of such Refinancing Debt).

Purpose:	(a)

The proceeds of the loans under the Initial Term Loan Facility will be used by the Borrower on the Initial Closing Date solely (i) first, to pay the Transaction Costs to be paid in connection with the transactions to occur on the Initial Closing Date, (ii) second, to consummate the Company Indebtedness Refinancing and (iii) third, (A) if the Initial Closing Date is the Yankee Closing Date, to pay the Yankee Consideration or (B) if the Initial Closing Date is the Twin Closing Date, to consummate the Twin Indebtedness Refinancing and pay the Twin Cash Consideration.

(b)

The proceeds of the loans under the Additional Term Loan Facility will be used by the Borrower on the Subsequent Closing Date solely (i) first, to pay the Transaction Costs to be paid in connection with the transactions to occur on the Subsequent Closing Date and (ii) second, (A) if the Subsequent Closing Date is the Yankee Closing Date, to pay the Yankee Consideration or (B) if the Subsequent Closing Date is the Twin Closing Date, to consummate the Twin Indebtedness Refinancing and pay the Twin Cash Consideration.

(c)

The proceeds of loans under the Revolving Credit Facility will be used by the Borrower for working capital and other general corporate purposes (including, without limitation, permitted acquisitions and other permitted investments) and, to the extent necessary, to consummate the Existing Indebtedness Refinancing or the Twin Indebtedness Refinancing and to pay the Twin Cash Consideration or the Yankee Consideration; provided that borrowings under the Revolving Credit Facility to fund the Transactions shall not exceed the sum of (i) $50,000,000 plus (ii) any additional amount necessary to fund any original issue discount payable as a result of the exercise of any “market flex” pursuant to the Fee Letter.

(d)	Letters of credit will be used to support obligations of the Borrower and its subsidiaries incurred in the ordinary course of business.

(e)

The proceeds of loans under any Incremental Term Loan Facility will be used by the Borrower for working capital and other general corporate purposes (including, without limitation, permitted acquisitions and other permitted investments).

Availability:	(a)	The Initial Term Loan Facility must be drawn in a single drawing on the Initial Closing Date. Amounts borrowed under the Initial Term Loan Facility that are repaid or prepaid may not be reborrowed.

(b)	The Additional Term Loan Facility must be drawn in a single drawing on the Subsequent Closing Date. Amounts borrowed under the Additional Term Loan

Facility that are repaid or prepaid may not be reborrowed. Any undrawn Additional Term Loan Facility amounts shall automatically terminate on the Subsequent Closing Date (after giving effect to the funding of the Additional Term Loan Facility on such date).

(c)

Loans under the Revolving Credit Facility will be available on and after the Initial Closing Date at any time prior to the final maturity of the Revolving Credit Facility, in minimum principal amounts to be mutually agreed upon. Amounts repaid under the Revolving Credit Facility may be reborrowed.

To the extent feasible and permissible under all applicable laws and regulations (including with respect to taxes), the loans under the Initial Term Loan Facility and the loans under the Additional Term Loan Facility shall be treated as a single “Class” of loans and shall be “fungible” for all purposes.

Interest Rates and Fees:

As set forth on Annex I hereto; provided that, notwithstanding anything in Annex I to the contrary, on the Subsequent Closing Date, to the extent that the pricing for the Additional Term Loan Facility is higher than the pricing for the Initial Term Loan Facility (as a result of a higher applicable margin or greater upfront fees or OID), the applicable margin for the Initial Term Loan Facility will be increased and/or additional upfront fees will be paid on the Subsequent Closing Date to the Lenders under the Initial Term Loan Facility so that the pricing terms of the Additional Term Loan Facility and the Initial Term Loan Facility are identical.

Default Rate:	The applicable interest rate plus 2.0% per annum.

Letters of Credit:

Standby letters of credit under the Revolving Credit Facility will be made available by the Administrative Agent or one of its affiliates and any other Lender under the Revolving Credit Facility, at the request of the Borrower (each, an “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Credit Facility; provided that any letter of credit having a 12-month tenor may provide for the renewal of such letter of credit for additional 12-month periods (which shall, in no event, extend beyond the date referred to in clause (b) of this paragraph).

Each drawing under any letter of credit shall be reimbursed by the Borrower not later than one business day after such drawing. To the extent that the Borrower does not reimburse the applicable Issuing Bank on such business day, the Lenders under the Revolving Credit Facility shall be irrevocably obligated to reimburse such Issuing Bank pro rata based upon their respective Revolving Credit Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the applicable Issuing Bank. Letters of credit shall be denominated in U.S. Dollars (or in Euros, Sterling or other foreign currencies agreed to by the applicable Issuing Bank).

Maturity and Amortization:	(a)

The Term Loan Facilities will mature on the date that is seven years after the Initial Closing Date; provided if on April 15, 2024, $50 million of the aggregate principal amount or more of the Borrower’s 7% Senior Notes due 2024 (or any permitted refinancing thereof that does not extend the maturity thereof past the maturity of the Term Facilities) remain outstanding, the maturity date of the Term Loan Facilities shall be April 15, 2024. The Term Loan Facilities will amortize, beginning with the first full fiscal quarter to occur after the Subsequent Closing Date, in equal quarterly installments in an amount equal to 1.00% per annum of the aggregate principal amount of the Term Loans outstanding on the Subsequent Closing Date, with the balance due at maturity.

(b)	The Revolving Credit Facility will mature on the date that is five years after the Initial Closing Date.

Guarantees:

The obligations of the Borrower and its subsidiaries under the Facilities and under any treasury management, interest rate protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be guaranteed by each existing and future direct and indirect material domestic restricted subsidiary of the Borrower (collectively, the “Guarantors”); provided that the following subsidiaries and others to be mutually agreed (the “Excluded Subsidiaries”) shall not be required to become Guarantors: (a) Cincinnati Bell Funding LLC and any other similar special purpose entity created in connection with a Permitted Receivables Financing, (b) each foreign subsidiary and any domestic subsidiary of a foreign subsidiary (and certain foreign subsidiary holding companies), (c) each subsidiary created or acquired as a joint venture, or that becomes a joint venture as a result of a permitted disposition, (d) any Designated Wireless Subsidiary (to be defined in a manner consistent with the Existing Credit Agreement) and (e) each subsidiary now existing or subsequently created or acquired in respect of which (i) it would be a violation of applicable law or otherwise not be permitted by law or regulation for such subsidiary to become a Guarantor (including all regulations relating to telecommunications businesses which prohibit, restrict or require regulatory approval for (A) the pledging of assets or (B) the incurrence of indebtedness) or (ii) the Administrative Agent shall have determined, in consultation with the Borrower, that contractual, operational, expense, tax or regulatory consequences or difficulty of causing such subsidiary to become a Guarantor would not, in light of the benefits to accrue to the Lenders, justify such subsidiary becoming a Guarantor. All guarantees are guarantees of payment and not of collection.

Security:

Subject to the Limited Conditionality Provisions, all obligations of the Borrower under the Facilities, and any treasury management arrangements, corporate card arrangements and any interest rate swap or similar agreements entered into by the Borrower or any Guarantor with a Lender (or an affiliate of a Lender) under the Revolving Credit Facility, and all Guarantees will be secured by a perfected first-priority security interest (to the extent that perfection is effected by (x) the filing of a UCC financing statement in the applicable jurisdiction and/or appropriate notice filings in the United States Copyright Office or the United States Patent and Trademark Office or (y) possession with respect to certificates evidencing capital stock or intercompany notes) in the following (collectively, the “Collateral”) (subject in each case to the exceptions consistent with the Documentation Principles):

(i) all present and future shares of capital stock of each of the present and future direct material domestic subsidiaries of the Borrower and each Guarantor that are owned by the Borrower or any Guarantor;

(ii) 65% of all present and future shares of capital stock of each of the present and future direct, first-tier foreign subsidiaries of the Borrower and each Guarantor;

(iii) substantially all of the present and future personal property and assets of the Borrower and each Guarantor (other than cash, deposit accounts, spectrum licenses, receivables (and related assets) securing a Permitted Receivables Financing and all other assets excluded from the Collateral under the Existing Credit Agreement);

(iv) all present and future intercompany debt owing from any non-Guarantor subsidiary to the Borrower or any Guarantor; and

(v) all proceeds and products of the property and assets described in clauses (i), (ii), (iii) and (iv) above.

The Collateral will ratably secure the relevant party’s obligations in respect of the Facilities, any treasury management arrangements, corporate card arrangements and any interest rate swap or similar agreements with a Lender or an affiliate of a Lender under the Revolving Credit Facility. In addition, (x) the Collateral owned directly by the Borrower will also ratably secure the Borrower’s obligations in respect of its 7 1⁄4% senior unsecured notes due 2023 (the “2023 Senior Notes”) and (y) the Collateral owned directly by Cincinnati Bell Telephone Company LLC (“CBT”) will also ratably secure CBT’s obligations in respect of its 6.30% senior unsecured notes due 2028 (such obligations, the “2028 Senior Note Obligations” and, together with the 2023 Senior Notes, the “Existing Specified Notes”).

Mandatory Prepayments:

Loans under the Term Loan Facilities will be required to be prepaid with: (a) 100% of the net cash proceeds of all non-ordinary course asset sales or other non-ordinary course dispositions of property by the Borrower and its restricted subsidiaries (including insurance and condemnation proceeds), subject to the right of the Borrower and its restricted subsidiaries to reinvest if such excess proceeds are reinvested (or committed to be reinvested) within 18 months after receipt of such proceeds (or, if so committed to be reinvested, are actually reinvested within six months after the end of such initial 18-month period) and other customary exceptions to be agreed upon (consistent with the Documentation Principles); and (b) 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its restricted subsidiaries (other than debt permitted to be incurred by the Facilities Documentation (except for Refinancing Debt)).

Notwithstanding the foregoing, each Lender under the Term Loan Facilities shall have the right to reject its pro rata share of any mandatory prepayments described in clause (a) above, in which case the amounts so rejected may be retained by the Borrower and shall increase the Available Amount.

The above-described mandatory prepayments shall be applied to the remaining amortization payments under the Term Loan Facilities as follows: (a) in direct order of maturity to the amortization repayments occurring in the eight quarters following the date of such prepayment and (b) pro rata to the remaining amortization payments.

Loans under the Revolving Credit Facility will be required to be prepaid if the aggregate revolving credit exposure under the Revolving Credit Facility exceeds the aggregate commitments thereunder.

Voluntary Prepayments/Reductions in Commitments:

Voluntary prepayments of borrowings under the Facilities and voluntary reductions of the unutilized portion of the Revolving Credit Facility commitments will be permitted at any time, in minimum principal amounts to be mutually agreed upon, without premium or penalty (except as described below), subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant Interest Period (to be defined).

Any (a) voluntary prepayment of the loans under the Term Loan Facilities that is made on or prior to the date that is six months after the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the funds of the Additional Term Loan Facility into escrow, with the proceeds from a Repricing Transaction (as defined below) and (b) amendment or other modification of the Credit Agreement on or prior to the date that is six months after the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the funds of the Additional Term Loan Facility into escrow, the effect of which is a Repricing Transaction, in each case shall be accompanied by a prepayment premium equal to 1.00% of (i) the aggregate principal amount of the loans under the Term Loan Facilities so prepaid, in the case of a voluntary prepayment and (ii) the aggregate principal amount of the loans under the Term Loan Facilities affected by such amendment or modification, in the case of an amendment or other modification of the Credit Agreement. “Repricing Transaction” means the prepayment or refinancing (other than in connection with a change of control) of all or a portion of the loans under the Term Loan Facilities concurrently with the incurrence by the Borrower of any long-term bank debt financing or any other financing similar to such loans, in each case having a lower all-in yield (taking into account (x) all upfront or similar fees or original issue discount payable to the lenders in the initial primary syndication thereof, but not any arrangement, structuring, commitment or other fees payable in connection therewith that are not shared with all lenders providing such financing, with original issue discount and upfront or similar fees equated to interest based on an assumed four-year life to maturity (or, in respect of any financing, if shorter, the actual life to maturity of such financing) and (y) any pricing “floor” applicable to such financing) than the interest rate margin applicable to such loans; provided that, notwithstanding the foregoing, any such transaction consummated in connection with any “change of control” transaction shall not constitute a “Repricing Transaction.”

All voluntary prepayments under the Term Loan Facilities shall be applied to the remaining amortization payments under the Term Loan Facilities as directed by the Borrower.

Facilities Documentation:

The definitive documentation for the Facilities (the “Facilities Documentation”) will (a) be based on (i) the Third Amended and Restated Credit Agreement dated as of October 1, 2016, among Consolidated Communications, Inc., as borrower, Consolidated Communications Holdings, Inc., as holdings, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent or, at the election of the Borrower, (ii) the Existing Credit Agreement, (b) be on terms no less favorable to the Borrower than the Existing Credit Agreement, (c) be consistent with this Term Sheet and will contain only those conditions precedent, mandatory prepayments, representations and warranties, affirmative and negative covenants, financial covenants and events of default expressly set forth herein (subject only to the exercise of any “market flex” expressly provided in the Fee Letter) and, to the extent such terms are not expressly set forth herein, such terms will be negotiated in good faith (giving due regard to the operational requirements, size, industries, businesses and business practices of the Borrower and its subsidiaries), (d) define “GAAP” as generally accepted accounting principles in the United States of America, as in effect on the Initial Closing Date; provided, however, that the Borrower shall be entitled to adopt and apply, at its sole election, changes in GAAP occurring after the Initial Closing Date (provided that any adoption and application of such changes after the Initial Closing Date shall be irrevocable) and (e) be negotiated in good faith by the Borrower and the Lead Arrangers to finalize such documentation, giving effect to the Limited Conditionality Provisions, as promptly as practicable after the acceptance of the Commitment Letter (collectively, the “Documentation Principles”).

Representations and Warranties:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): organization, qualification and powers; authorization, due execution and delivery and enforceability; governmental approvals and no conflicts (including no creation of liens); accuracy of financial statements; no material adverse change; no default; ownership of properties; intellectual property; absence of actions, suits or proceedings; environmental matters; compliance with laws; compliance with anti-terrorism and anti-money laundering laws and regulations (including Patriot Act, FCPA and OFAC); Investment Company Act of 1940; Federal Reserve regulations; payment of taxes; compliance with ERISA; accuracy of information; subsidiaries; insurance; solvency; telecommunications regulatory matters; and validity, perfection and priority of security interests in the Collateral, in each case subject to customary qualifications and exceptions to be mutually agreed upon consistent with the Documentation Principles.

Conditions Precedent to the Initial Closing Date:	Limited to those set forth in Exhibit B and those under the heading “Conditions Precedent to All Borrowings” below.

Conditions Precedent to the Subsequent Closing Date:	Limited to those set forth in Exhibit C and those under the heading “Conditions Precedent to All Borrowings” below.

Conditions Precedent to All Borrowings:

The making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects (or, if already qualified by materiality, in all respects) of all representations and warranties (which, for purposes of extensions of credit on each Closing Date and, in the case of any extension of credit under any Incremental Facility in connection with any Limited Condition Transaction, if agreed by the lenders providing such Incremental Facility, shall be limited to the Specified Representations and the applicable Specified Acquisition Agreement Representations), (b) solely for extensions of credit after the Initial Closing Date (other than extensions of credit on the Subsequent Closing Date), there being no default or event of default in existence at the time of, or would result from the making of, such extension of credit (or, in the case of any extension of credit under any Incremental Facility in connection with any acquisition or investment permitted under the Credit Agreement, if agreed by the lenders providing such Incremental Facility, no payment or bankruptcy event of default) and (c) the delivery of a borrowing notice.

Affirmative Covenants:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): delivery of audited annual consolidated financial statements for the Borrower, unaudited quarterly consolidated financial statements for the Borrower and other financial information and other information; delivery of notices of default, litigation, material adverse change and other material matters; maintenance of corporate existence and rights and conduct of business; payment of taxes; maintenance of properties; maintenance of customary insurance; maintenance and inspection by the Administrative Agent of property and books and records; delivery of budget; annual lender calls; compliance with laws and contractual obligations; use of proceeds and letters of credit; compliance with anti-terrorism and anti-money laundering laws and regulations (including Patriot Act, FCPA and OFAC); additional subsidiaries; and further assurances, in each case subject to customary qualifications and exceptions to be mutually agreed upon consistent with the Documentation Principles.

Negative Covenants:	Limited to the following (to be applicable to the Borrower and its restricted subsidiaries), in each case subject to customary qualifications and exceptions to be mutually agreed upon consistent with the Documentation Principles:

(a)

limitations on indebtedness (which shall permit, among other things, the incurrence and/or existence of (i) indebtedness under the Facilities (including Incremental Facilities), (ii) certain indebtedness existing on the Initial Closing Date and permitted refinancings thereof, (iii) Incremental Equivalent Indebtedness and permitted refinancings thereof, (iv) Refinancing Debt and Refinancing Commitments, (v) unsecured indebtedness, subject to customary terms and conditions, so long as the Total Net Leverage Ratio on a pro forma basis is no greater than 4.50 to 1.00 (the “Unsecured Debt Ratio”); provided that any such indebtedness incurred by a restricted subsidiary that is not a Guarantor, or that does not become a Guarantor, shall be capped at an amount to be agreed, (vi) capital leases and purchase money indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of an amount to be agreed and a percentage to be agreed of Total Assets (to be defined), (vii) obligations with respect to non-speculative hedging or swap agreements, (viii) obligations of the Borrower or any of its subsidiaries in connection with any Permitted Receivables Financing, to the extent such obligations constitute indebtedness and (ix) indebtedness under equipment and inventory financing arrangements in an aggregate principal amount to be agreed);

(b)

limitations on liens (which shall permit, among other things, (i) liens to secure the Existing Specified Notes on a pari passu basis, (ii) liens existing or deemed to exist in connection with any Permitted Receivables Financing, (iii) liens, leases and grants of indefeasible rights of use, rights of use and similar rights in respect of capacity, dark fiber and similar assets of the Borrower and its restricted subsidiaries in the ordinary course of business and (iv) in the case of (A) any restricted subsidiary that is not a wholly owned subsidiary and (B) the capital stock of any person that is not a subsidiary of the Borrower, any encumbrance or restriction, including any put and call arrangements, related to the capital stock of such subsidiary or such other person set forth in the organizational documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement);

(c)

limitations on asset sales (which shall permit, among other things, (i) the Borrower or any restricted subsidiary to dispose of an unlimited amount of assets for fair market value so long as, for dispositions of assets with a fair market value in excess of an amount to be agreed, (A) at least 75% of the consideration for such asset sales consists of cash (subject to customary exceptions to the cash consideration requirement to be set forth in the Facilities Documentation, including a basket in an amount to be agreed for non-cash consideration that may be designated as cash consideration), (B) no event of default under the Facilities would exist after giving effect thereto and (C) such asset sale is subject to the terms set forth in the section entitled “Mandatory Prepayments” hereof (without limiting the reinvestment rights applicable thereto) and shall exclude from the definition of “asset sale” sales or other dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit against the purchase price of similar or replacement property or (y) the proceeds of such sale or disposition are applied to the purchase price of such property, (ii) the Borrower to sell or issue equity interests in its subsidiaries, subject to the terms set forth in the section entitled “Mandatory Prepayments” hereof (without limiting the reinvestment rights applicable thereto) and (iii) factoring of accounts receivable by the Borrower or any restricted subsidiary);

(d)	limitations on mergers, consolidations and fundamental changes;

(e)

limitations on restricted payments in respect of equity interests and investments (which shall permit, among other things, (i) dividends consistent with the Borrower’s current dividend policies, (ii) scheduled dividend payments on permitted preferred stock, (iii) investments in any Designated Wireless Subsidiary in an amount to be agreed, (iv) unlimited Permitted Acquisitions, (v) investments in joint ventures in an aggregate amount not to exceed the greater of an amount to be agreed and a percentage to be agreed of Total Assets (to be calculated net of returns, profits, distributions and similar amounts received in cash or cash equivalents on such investments), (vi) restricted payments pursuant to a general restricted payments basket in an aggregate amount not to exceed the greater of at least $50,000,000 and a percentage to be agreed of Total Assets, (vii) investments pursuant to a general investment basket in an aggregate amount not to exceed the greater of an amount to be agreed and a percentage to be agreed of Total Assets and (viii) additional unlimited restricted payments and investments, so long as the Total Net Leverage Ratio on a pro forma basis is no greater than 3.00:1.00 (the “Restricted Payment Ratio”);

(f)	limitations on transactions with affiliates;

(g)	limitations on restrictions on liens and other restrictive agreements; and

(h)	limitation on changes in the fiscal year, in each case subject to customary qualifications and exceptions to be mutually agreed upon.

The negative covenants will be subject, in the case of each of the foregoing covenants, to exceptions, qualifications and “baskets” to be set forth in the Facilities Documentation, including (x) certain baskets based on the greater of an amount to be agreed and a percentage of Total Assets and (y) an available basket amount (the “Available Amount Basket”) to be consistent with the builder basket in the Borrower’s 7.0% Senior Notes due 2024 (other than with respect to the reference date); provided that the amount of the Available Amount Basket as of the Initial Closing Date shall be equal to $150,000,000. The Available Amount Basket may be used for, among other things, investments and restricted payments; provided that (i) no default or event of default under the Facilities Documentation shall exist or result therefrom and (ii) the pro forma Total Net Leverage Ratio is less than 4.00:1.00

The Borrower or any restricted subsidiary will be permitted to make acquisitions of the equity interests in a person that becomes a restricted subsidiary, or all or substantially all of the equity interests of (or all or substantially all of the assets constituting a business unit, division, product line or line of business) any person (each, a “Permitted Acquisition”) so long as (a) there is no event of default immediately after giving pro forma effect to such acquisition and the incurrence of indebtedness in connection therewith and (b) subject to the limitations set forth in “Guarantees” and “Security” above (including with respect to foreign subsidiaries), the acquired company and its subsidiaries will become Guarantors and pledge their Collateral to the Administrative Agent; provided that acquisitions of entities that do not become Guarantors will be capped at an aggregate consideration to be agreed.

Financial Covenant:

Limited to the following: (a) a maximum ratio of total consolidated Secured Indebtedness (as defined below) less Unrestricted Cash (as defined below) to Consolidated EBITDA (the “Secured Net Leverage Ratio”) of 3.50 to 1.00; provided that the aggregate amount of the Unrestricted Cash of foreign subsidiaries shall be determined by the Borrower in good faith after giving effect to any taxes payable in connection with distributing such cash to the Borrower or any Guarantor (whether by dividend or repayment of loans or accounts receivable or otherwise); provided further that for the purposes of calculating the Secured Net Leverage Ratio and the Total Net Leverage Ratio, the aggregate amount of such Unrestricted Cash shall not exceed $50 million; and (b) a minimum “Consolidated Interest Coverage Ratio” (to be defined in a manner substantially consistent with the Existing Credit Agreement) of 1.50:1.00. For purposes of this paragraph, “Unrestricted Cash” shall mean any unrestricted cash or cash equivalents of the Borrower and its restricted subsidiaries.

The Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be solely for the benefit of the Lenders under the Revolving Credit Facility, and shall be tested as of the end of each fiscal quarter.

Lenders holding more than 50% of the aggregate amount of the commitments under the Revolving Facility (excluding the commitments of defaulting Lenders, the “Requisite Revolving Lenders”) may amend the definitions related to such covenant, amend or waive the terms of such covenant and waive, amend, terminate or otherwise modify such covenant with respect to the occurrence of a default or an event of default.

Consolidated EBITDA is to be defined in a manner to be agreed consistent with the Documentation Principles and will include an addback for (i) extraordinary losses and unusual or non-recurring charges and expenses and restructuring costs and (ii) factually supportable cost savings and synergies in connection with acquisitions (including each of the Acquisitions after the consummation thereof), dispositions, restructurings and other actions as certified in good faith by the chief financial officer of the Borrower to the extent reasonably expected to be achieved within 24 months of the consummation thereof (without duplication of achieved cost savings).

Secured Indebtedness is to be defined in a manner to be agreed consistent with the Documentation Principles and will exclude any Wireless Leases (as defined below).

“Wireless Leases” shall mean the existing leases by Cincinnati Bell Wireless, LLC with respect to the tower and transmitter sites used to provide wireless telephone services (including, as applicable, real property, related improvements and equipment and related lease, sub-lease, license, contract and other rights).

Unrestricted Subsidiaries:

The Credit Agreement will contain provisions pursuant to which, subject to limitations to be agreed (including on loans, advances, guarantees and other investments in unrestricted subsidiaries, and transactions with affiliates) consistent with the Documentation Principles, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as (w) no default or event of default then exists or would result therefrom, (x) after giving effect to any such designation or re-designation, the Borrower shall be in pro forma compliance with the financial covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered, (y) the designation of any unrestricted subsidiary as a restricted subsidiary shall constitute the incurrence at the time of designation of any indebtedness or liens of such subsidiary existing at such time and (z) the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Borrower at such time. Unrestricted subsidiaries will not be subject to the representation and warranties, affirmative or negative covenant or event of default provisions of the Credit Agreement and the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining compliance with any financial ratio or covenant contained in the Credit Agreement.

Events of Default:

Limited to the following (to be applicable to the Borrower and its restricted subsidiaries): nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; violation of covenants (provided that, with respect to the financial covenants described under the heading “Financial Covenant” above, a breach thereof shall only result in an event of default under the Term Facilities after the Requisite Revolving Lenders have terminated the Revolving Credit Facility and accelerated any loans outstanding thereunder); cross payment default and cross acceleration; voluntary and involuntary bankruptcy or insolvency proceedings; inability to pay debts as they become due; material judgments; ERISA events; actual or asserted invalidity of the Guarantees or the documentation in respect of the Collateral; and Change in Control (to be defined in a manner to be mutually agreed upon, subject to the Documentation Principles), in each case with customary thresholds, grace periods, qualifications and exceptions to be mutually agreed upon consistent with the Documentation Principles.

Voting:

Except as provided above with respect to the financial covenants, amendments and waivers of the Credit Agreement and the other Facilities Documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the extensions of credit and unused commitments under the Facilities, except that (a) the consent of each Lender directly and adversely affected thereby shall be required with respect to, among other things, (i) increases in or extensions of commitments, (ii) reductions of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute a reduction in principal), interest (other than a waiver of default interest) or fees, (iii) extensions of scheduled amortization, final maturity or reimbursement dates or postponement of any payment dates and (iv) modifications to any of the voting percentages, (b) the consent of Lenders holding more than 50% of the aggregate amount of the extensions of credit and unused commitments under any class of the Facilities shall be required with respect to any amendment or waiver that by its terms adversely affects the rights of such class in respect of payments or Collateral in a manner different than such amendment or waiver affects the rights of any other class in respect of payments or Collateral and (c) the consent of 100% of the Lenders shall be required with respect to (i) releases of all or substantially all the Collateral and (ii) releases of all or substantially all the value of the guarantees provided by the subsidiaries of the Borrower.

The Credit Agreement will contain customary amend and extend and “yank-a-bank” provisions to be mutually agreed upon consistent with the Documentation Principles.

Cost and Yield Protection:

Usual for facilities and transactions of this type (it being agreed that the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlement, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “change in law”, regardless of the date enacted, adopted, promulgated or issued, for purposes of such cost and yield protections) and to include customary tax gross-up provisions, in each case, subject to customary limitations and exceptions consistent with the Documentation Principles.

Assignments and Participations:

After the applicable Closing Date, the Lenders will be permitted to assign all or a portion of their loans and commitments (other than to a natural person) with the consent of (a) the Borrower (unless an event of default has occurred and is continuing or such assignment is to a Lender, an affiliate of a Lender or an Approved Fund (to be defined in a manner to be mutually agreed upon)); provided that the Borrower shall be deemed to have consented to a proposed assignment of loans or commitments if the Borrower has not responded to such proposal within ten business days after the Borrower has received notice thereof, (b) the Administrative Agent (unless such assignment is an assignment of a loan under the Term Loan Facilities to a Lender, an affiliate of a Lender or an Approved Fund) and (c) the Swingline Lender and each Issuing Bank (unless such assignment is an assignment of a loan under the Term Loan Facilities), in each case which consent shall not be unreasonably withheld. Each assignment (except to other Lenders or their affiliates) will be in a minimum amount of (a) $5,000,000 in respect of loans and commitments under the Revolving Credit Facility and (b) $1,000,000 in respect of loans and commitments under the Term Loan Facilities, unless otherwise agreed by the Borrower (unless a bankruptcy or payment event of default has occurred and is continuing) and the Administrative Agent. The Administrative Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each such assignment. Assignments will be by novation and will not be required to be pro rata among the Facilities.

Non-pro rata distributions will be permitted in connection with loan buy-back or similar programs and assignments of loans under the Term Loan Facilities to, or purchases of loans under the Term Loan Facilities by, the Borrower and its restricted subsidiaries shall be permitted without any consent through open-market purchases and Dutch Auctions, so long as:

(i) any offer to purchase or take by assignment any loans under the Term Loan Facilities by the Borrower and its subsidiaries shall have been made to all Lenders pro rata (with buyback mechanics to be mutually agreed upon consistent with the Documentation Principles);

(ii) no default or event of default has occurred and is continuing or would result therefrom;

(iii) the loans purchased are immediately canceled; and

(iv) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments.

Neither the Borrower nor any of its subsidiaries shall be required to make any representation that it is not in possession of material nonpublic information with respect to the Borrower, its subsidiaries or their respective securities, and the Credit Agreement will require that the parties thereto waive any potential claims arising from the Borrower or the applicable subsidiary being in possession of information that may be material to a Lender’s decision to participate.

The Lenders will be permitted to sell participations in loans and commitments (other than to a natural person) without restriction. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to matters that require the consent of all Lenders or all affected Lenders.

Pledges of loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Facilities only upon request.

Expenses and Indemnification:

If the Initial Closing Date occurs, all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Lead Arrangers and their respective affiliates (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for any of the foregoing) associated with the structuring, arrangement and syndication of the Facilities and the preparation, negotiation, execution, delivery and administration of the Credit Agreement and the other Facilities Documentation and any amendments, modifications and waivers thereof (which, in the case of preparation, negotiation, execution, delivery and administration of the Credit Agreement and other Facilities Documentation shall be limited to a single counsel for such persons and one local counsel in each jurisdiction as the Administrative Agent shall deem advisable in connection with the creation and perfection of security interests in the Collateral), as well as all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of letters of credit or any demand for payment thereunder, are to be paid by the Borrower. In addition, all reasonable and documented out-of-pocket expenses of the Administrative

Agent, the Issuing Banks and the Lenders (including, without limitation, the fees, charges and disbursements of counsel for any of the foregoing) for enforcement costs associated with the Facilities are to be paid by the Borrower.

The Borrower will indemnify the Lead Arrangers, the Administrative Agent, the Issuing Banks, the Lenders and their respective affiliates and each of their respective Related Parties (each, an “indemnified person”) and hold them harmless from and against all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of one firm of counsel for all such indemnified persons, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such indemnified persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected indemnified person and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected indemnified person)) of any such indemnified person arising out of, in connection with or as a result of the Transactions, including, without limitation, the financings contemplated thereby, or any transactions connected therewith or any claim, litigation, investigation or proceeding (regardless of whether any such indemnified person is a party thereto and regardless of whether such claim, litigation, investigation or proceeding is brought by a third party or by the Borrower or any of its subsidiaries) that relate to any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities and related expenses to the extent they (a) are found (as determined in a final and non-

appealable judgment of a court of competent jurisdiction) to have resulted from the willful misconduct, bad faith or gross negligence of such indemnified person, (b) result from a claim brought by the Borrower or any of its subsidiaries against such indemnified person for material breach of such indemnified person’s obligations hereunder if the Borrower or such subsidiary has obtained a final and non-appealable judgment in its or its subsidiary’s favor on such claim as determined by a court of competent jurisdiction or (c) result from a proceeding that does not involve an act or omission by the Borrower or any of its affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and that is brought by an indemnified person against any other indemnified person (other than claims against any arranger, bookrunner or agent in its capacity or in fulfilling its roles as an arranger, bookrunner or agent hereunder or any similar role with respect to the Facilities). “Related Parties” means, with respect to any person, the directors, officers, employees, agents, advisors, representatives and controlling persons of such person.

Defaulting Lenders:

The Credit Agreement shall contain customary provisions relating to “defaulting” Lenders (including, without limitation, provisions relating to providing cash collateral to support letters of credit and swingline loans, the suspension of voting rights and rights to receive interest and fees, and assignment of commitments or loans of such Lenders).

Bail-In Provisions:

The Facilities Documentation shall contain customary provisions relating to “bail-in” legislation with respect to European Economic Area member states, implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

Governing Law and Forum:	New York.

Counsel to Administrative Agent and Lead Arrangers:	Shearman & Sterling LLP.

ANNEX I

Interest Rates:	The interest rates under the Facilities will be as follows:

Revolving Credit Facility

At the option of the Borrower, a per annum rate of Adjusted LIBOR plus 3.50% or ABR plus 2.50%

Term Loan Facilities

At the option of the Borrower, a per annum rate of Adjusted LIBOR plus 3.50% or ABR plus 2.50%

All Facilities

The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, to the extent available to the applicable Lenders, 12 months) for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as applicable, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months and, in the case of ABR loans, quarterly in arrears.

ABR is the Alternate Base Rate, which is the highest of (i) MSSF’s Prime Rate, (ii) the Federal Funds Effective Rate plus  1⁄2 of 1.00% and (iii) the Adjusted LIBOR for a one-month interest period plus 1.00%.

Adjusted LIBOR will at all times include statutory reserves and shall not (i) in the case of the Term Loan Facilities, in any event, be less than 1.00% per annum and (ii) in the case of the Revolving Credit Facility, in any event, be less than 0% per annum.

Letter of Credit Fee:

A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Credit Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Credit Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Credit Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Credit Facility pro rata in accordance with the amount of each such Lender’s Revolving Credit Facility commitment. In addition, the Borrower shall pay to each Issuing Bank, for its own account, (a) a fronting fee of 0.125% per annum on the aggregate face amount of outstanding letters of credit issued by such Issuing

Bank, payable in arrears at the end of each quarter and upon the termination of the Revolving Credit Facility, in each case for the actual number of days elapsed over a 360-day year and (b) customary issuance and administration fees.

Commitment Fees:

0.50% per annum on the undrawn portion of the commitments in respect of the Revolving Credit Facility, commencing to accrue on the Initial Closing Date and payable quarterly in arrears after the Initial Closing Date, subject to one step-downs to 0.375% upon the achievement of a Secured Net Leverage Ratio to be agreed. For purposes of calculating the commitment fee, outstanding swingline loans will be deemed not to utilize the Revolving Credit Facility commitments.

Upfront Fees:

An upfront fee equal to 0.50% of the aggregate commitments under the Revolving Credit Facility will be payable by the Borrower on the Initial Closing Date for the account of the Lenders participating in the Revolving Credit Facility. The loans under the Term Loan Facilities will be issued to the Lenders participating in the applicable Term Loan Facility at a price of 99.50% of their principal amount.

Notwithstanding the foregoing, calculations of interest and fees in respect of the Facilities will be calculated on the basis of their full stated principal amount.

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EXHIBIT B

Project Yankee and Project Twin

$180,000,000 Senior Secured Revolving Credit Facility

$950,000,000 Senior Secured Term Loan Facilities

Summary of Additional Conditions Precedent to Initial Closing Date2

The borrowings under the Initial Term Facility and the initial borrowings of the Revolving Credit Facility on the Initial Closing Date shall be subject to the following conditions precedent:

1.

If the Initial Closing Date is the Yankee Closing Date, the Yankee Acquisition Condition shall be satisfied. If the Initial Closing Date is the Twin Closing Date, the Twin Acquisition Condition shall be satisfied.

2.

Since the Signing Date, there shall not have been any Company Material Adverse Effect (as defined in the Yankee Merger Agreement if the Initial Closing Date is the Yankee Closing Date or as defined in the Twin Merger Agreement if the Initial Closing Date is the Twin Closing Date).

3.

The Specified Representations shall be true and correct in all material respects with respect to the Borrower and (a) if the Initial Closing Date is the Yankee Closing Date, the Yankee Business (after giving effect to the consummation of the Yankee Acquisition and the related Transactions) or (b) if the Initial Closing Date is the Twin Closing Date, the Twin Business (after giving effect to, the consummation of the Twin Acquisition and the related Transactions). If the Initial Closing Date is the Yankee Closing Date, the Specified Yankee Representations shall be true and correct in all material respects. If the Initial Closing Date is the Twin Closing Date, the Specified Twin Representations shall be true and correct in all material respects.

4.

The Company Indebtedness Refinancing shall have occurred or shall occur simultaneously with the Initial Closing Date. If the Initial Closing Date is the Twin Closing Date, the Twin Indebtedness Refinancing shall have occurred or shall occur simultaneously with the Initial Closing Date.

5.

If the Initial Closing Date is the Yankee Closing Date, the Lenders shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and the Yankee group of companies for the three most recently completed fiscal years ended at least 90 days prior to the Initial Closing Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and the Yankee group of companies for each subsequent fiscal quarter ended at least 45 days before the Initial Closing Date (and comparable periods for the prior fiscal year); provided that the filing of the required financial statements on Form 10-K and Form 10-Q within such time periods by the

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All capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Commitment Letter to which this Exhibit B is attached (the “Commitment Letter”), including the other exhibits thereto.

Borrower will satisfy the requirements of this paragraph 5 with respect to the Borrower. The Administrative Agent hereby acknowledges receipt of the (i) financial statements of the Borrower in the foregoing clause (a) for the fiscal years ended December 31, 2016, 2015 and 2014, (ii) financial statements of the Borrower in the foregoing clause (b) for the fiscal quarter ended March 31, 2017 and (iii) financial statements of the Yankee group of companies in the foregoing clause (a) for the fiscal years ended April 30, 2017, 2016 and 2015.

6.

If the Initial Closing Date is the Twin Closing Date, the Lenders shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and Twin for the three most recently completed fiscal years ended at least 90 days prior to the Initial Closing Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and Twin for each subsequent fiscal quarter ended at least 45 days before the Initial Closing Date (and comparable periods for the prior fiscal year); provided that the filing of the required financial statements on Form 10-K and Form 10-Q within such time periods by the Borrower and Twin will satisfy the requirements of this paragraph 6. The Administrative Agent hereby acknowledges receipt of the (i) financial statements in the foregoing clause (a) for the fiscal years ended December 31, 2016, 2015 and 2014 and (ii) financial statements in the foregoing clause (b) for the fiscal quarter ended March 31, 2017.

7.

The Lenders shall have received pro forma consolidated income statements and balance sheets of the Borrower and its subsidiaries as of the last day of the most recent fiscal period for which financial statements of the Borrower were delivered under paragraph 5 or paragraph 6 above, (a)(i) if the Initial Closing Date is the Yankee Closing Date, prepared after giving effect to the Yankee Acquisition and the borrowings related thereto contemplated hereby or (ii) if the Initial Closing Date is the Twin Closing Date, prepared after giving effect to the Twin Acquisition and the borrowings related thereto contemplated hereby and (b) prepared after giving effect to all of the Acquisitions, Transactions and the other transactions contemplated hereby.

8.

The Lenders shall have received a certificate from a financial officer of the Borrower in substantially the form of Annex II hereto confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions occurring on the Initial Closing Date.

9.

The Administrative Agent shall have received, at least three business days prior to the Initial Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case requested at least ten business days prior to the Initial Closing Date.

10.

All fees required to be paid by the Borrower on the Initial Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be reimbursed by the Borrower on the Initial Closing Date pursuant to the Commitment Letter shall, upon the initial borrowing under the Facilities, have been paid (which amounts may be offset against the proceeds of the Facilities) to the extent invoiced at least two business days prior to the Initial Closing Date.

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11.

The Administrative Agent shall have received (a) copies of the Facilities Documentation and all documents and instruments required to create or perfect the Administrative Agent’s security interest, on behalf of the Lenders and the other Secured Parties (to be defined in a manner to be mutually agreed upon), in the Collateral (in proper form for filing), which shall, in each case, be consistent with the Commitment Letter and the Term Sheet and subject to the Limited Conditionality Provisions and (b) customary legal opinions, customary evidence of authorization, customary officer’s and secretary’s certificates, good standing certificates (to the extent applicable) and customary lien searches.

12.

The Lead Arrangers shall have received the information required under paragraphs 5, 6 and 7 above, in each case, to the extent applicable, at least 15 consecutive business days prior to the Initial Closing Date (such period, the “Marketing Period”); provided, that (i) if the Marketing Period is not completed on or prior to August 18, 2017, then the Marketing Period will not commence until September 5, 2017, (ii) if the Marketing Period is not completed on or prior to December 15, 2017, then the Marketing Period will not commence until January 3, 2018, (iii) if the Marketing Period is not completed on or prior to August 17, 2018, then the Marketing Period will not commence until September 4, 2018, (iv) if the Marketing Period is not completed on or prior to December 14, 2018, then the Marketing Period will not commence until January 2, 2019 and (v) each of November 22 and November 24, 2017 and November 21 and 23, 2018 shall not be included as business days for the purposes of calculating the Marketing Period (it being understood and agreed that once the Marketing Period has commenced, the delivery of any subsequent financial statements shall not cause the Marketing Period to restart).

For purposes of this Exhibit B and Exhibit C, (a) the “Yankee Acquisition Condition” shall mean that on the Yankee Closing Date, the Yankee Acquisition shall have been consummated, or substantially simultaneously with the borrowing under the applicable Term Loan Facility on such Yankee Closing Date shall be consummated, in accordance with applicable law, the Yankee Merger Agreement and all other related documentation (without giving effect to any amendments or waivers to or of such documents that are materially adverse to the Lenders and not consented to by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)) (it being understood and agreed that (i) any change to the definition of “Company Material Adverse Effect” contained in the Yankee Merger Agreement shall be deemed to be materially adverse to the Lenders and (ii) any modification, amendment or express waiver or consents by the Borrower that results in an increase or reduction in the Yankee Consideration of less than 10% shall be deemed to not be materially adverse to the Lenders so long as (A) any increase in the Yankee Consideration shall not be funded with additional indebtedness and (B) any reduction shall be allocated to reduce the applicable Term Loan Facility and (b) the “Twin Acquisition Condition” shall mean that on the Twin Closing Date, the Twin Acquisition shall have been consummated, or substantially simultaneously with the borrowing under the applicable Term Loan Facility on such Twin Closing Date shall be consummated, in accordance with applicable law, the Twin Merger Agreement and all

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other related documentation (without giving effect to any amendments or waivers to or of such documents that are materially adverse to the Lenders and not consented to by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)) (it being understood and agreed that (i) any change to the definition of “Company Material Adverse Effect” contained in the Twin Merger Agreement shall be deemed to be materially adverse to the Lenders and (ii) any modification, amendment or express waiver or consents by the Borrower that results in an increase or reduction in the Twin Consideration of less than 10% shall be deemed to not be materially adverse to the Lenders so long as (A) any increase in the Twin Consideration shall not be funded with additional indebtedness and (B) any reduction in the Twin Cash Consideration shall be allocated to reduce the applicable Term Loan Facility.

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Annex I to EXHIBIT B

Form of Solvency Certificate

Date:                    , 2014

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the [●] of Cincinnati Bell Inc. (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1. This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section [●] of the Credit Agreement, dated as of [●], 2017 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among [●]. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Consolidated Parties” means, collectively, the Borrower and the Subsidiaries of the Borrower, and “Consolidated Party” means any one of them; provided that the term Consolidated Parties shall not include any Subsidiaries of the Borrower that would not be required by GAAP to be consolidated with the Borrower.

(b) “Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair market value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debt as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

3. I, [NAME], [TITLE] of the Borrower, hereby certify on behalf of the Borrower that, as of the Initial Closing Date, after giving effect to the consummation of the

Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), the statements below are accurate and complete in all material respects:

(a) The Consolidated Parties are Solvent on a consolidated basis after giving effect to the Transactions.

This certificate is being executed and delivered by the undersigned in [his][her] capacity as an officer of the Borrower and no personal liability will attach to the undersigned in connection herewith.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the [●] as of the date first written above.

CINCINNATI BELL INC.

By:
Name:
Title: [●]

EXHIBIT C

Project Yankee and Project Twin

$180,000,000 Senior Secured Revolving Credit Facility

$950,000,000 Senior Secured Term Facilities

Summary of Additional Conditions Precedent to the Subsequent Closing Date3

The borrowings under the Additional Term Loan Facility and the Revolving Credit Facility on the Subsequent Closing Date shall be subject to the following conditions precedent:

1.

If the Subsequent Closing Date is the Yankee Closing Date, the Yankee Acquisition Condition shall be satisfied. If the Subsequent Closing Date is the Twin Closing Date, the Twin Acquisition Condition shall be satisfied.

2.

Since the Signing Date, there shall not have been any Company Material Adverse Effect (as defined in the Yankee Merger Agreement if the Subsequent Closing Date is the Yankee Closing Date or as defined in the Twin Merger Agreement if the Subsequent Closing Date is the Twin Closing Date).

3.

The Specified Representations shall be true and correct in all material respects with respect to the Borrower and (a) if the Subsequent Closing Date is the Yankee Closing Date, the Yankee Business (after giving effect to the consummation of the Yankee Acquisition and the related Transactions) or (b) if the Subsequent Closing Date is the Twin Closing Date, the Twin Business (after giving effect to the consummation of the Twin Acquisition and the related Transactions). If the Subsequent Closing Date is the Yankee Closing Date, the Specified Yankee Representations shall be true and correct in all material respects. If the Subsequent Closing Date is the Twin Closing Date, the Specified Twin Representations shall be true and correct in all material respects.

4.

If the Subsequent Closing Date is the Twin Closing Date, the Twin Indebtedness Refinancing shall have occurred or shall occur substantially simultaneously with the borrowing under the Additional Term Loan Facility.

5.

The Lenders shall have received a certificate from a financial officer of the Borrower in substantially the form of Annex II to Exhibit B confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions occurring on the Subsequent Closing Date.

6.

All fees required to be paid by the Borrower on the Subsequent Closing Date pursuant to the Fee Letter and reasonable out-of-pocket expenses required to be reimbursed by the Borrower on the Subsequent Closing Date pursuant to the Commitment Letter shall, upon the initial borrowing under the Additional Term Loan Facility, have been paid (which amounts may be offset against the proceeds of the Additional Term Loan Facility) to the extent invoiced at least two business days prior to the Subsequent Closing Date.

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All capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Commitment Letter to which this Exhibit C is attached (the “Commitment Letter”), including the other exhibits thereto.

7.

The Lenders shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for the three most recently completed fiscal years ended at least 90 days prior to the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the proceeds of the Additional Term Loan Facility into escrow and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for each subsequent fiscal quarter ended at least 45 days before the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the proceeds of the Additional Term Loan Facility into escrow (and comparable periods for the prior fiscal year); provided that the filing of the required financial statements on Form 10-K and Form 10-Q within such time periods by the Borrower will satisfy the requirements of this paragraph 7 with respect to the Borrower. The Administrative Agent hereby acknowledges receipt of the (i) financial statements of the Borrower in the foregoing clause (a) for the fiscal years ended December 31, 2016, 2015 and 2014 and (ii) financial statements of the Borrower in the foregoing clause (b) for the fiscal quarter ended March 31, 2017.

8.

The Lenders shall have received (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (x) Twin (if the Subsequent Closing Date is the Twin Closing Date) or (y) Yankee (if the Subsequent Closing Date is the Yankee Closing Date) for the three most recently completed fiscal years ended at least 90 days prior to the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the proceeds of the Additional Term Loan Facility into escrow and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (x) Twin (if the Subsequent Closing Date is the Twin Closing Date) or (y) Yankee (if the Subsequent Closing Date is the Yankee Closing Date) for each subsequent fiscal quarter ended at least 45 days before the earlier of (i) the Subsequent Closing Date and (ii) the deposit of the proceeds of the Additional Term Loan Facility into escrow (and comparable periods for the prior fiscal year); provided that the filing of the required financial statements on Form 10-K and Form 10-Q within such time periods by Twin or Yankee will satisfy the requirements of this paragraph 8. The Administrative Agent hereby acknowledges receipt of the (i) financial statements of Twin in the foregoing clause (a) for the fiscal years ended December 31, 2016, 2015 and 2014, (ii) financial statements of Twin in the foregoing clause (b) for the fiscal quarter ended March 31, 2017 and (iii) financial statements of Yankee in the foregoing clause (a) for the fiscal years ended April 30, 2017, 2016 and 2015.

9.

The Lenders shall have received a pro forma consolidated income statement and balance sheet of the Borrower and its subsidiaries as of the last day of the most recent fiscal period for which financial statements of the Borrower were delivered under paragraph 7 above, prepared after giving effect to all of the Transactions contemplated hereby.

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10.

The Lead Arrangers shall have received the information required under paragraphs 7, 8 and 9 above, in each case, to the extent applicable, at least 15 consecutive business days prior to the Subsequent Closing Date (such period, the “Second Marketing Period”); provided, that (i) if the Second Marketing Period is not completed on or prior to August 18, 2017, then the Second Marketing Period will not commence until September 5, 2017, (ii) if the Second Marketing Period is not completed on or prior to December 15, 2017, then the Second Marketing Period will not commence until January 3, 2018, (iii) if the Second Marketing Period is not completed on or prior to August 18, 2018, then the Second Marketing Period will not commence until September 4, 2018 and (iv) each of November 22 and November 24, 2017, November 21 and 23, 2018, December 15 through January 2, 2017 and December 15, 2018 through January 2, 2019 shall not be included as business days for the purposes of calculating the Second Marketing Period (it being understood and agreed that once the Second Marketing Period has commenced, the delivery of any subsequent financial statements shall not cause the Second Marketing Period to restart).

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